Exhibit 10.01

TERM LOAN AGREEMENT

Dated as of March 21, 2024

among

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,
as Holdings,

CONSOLIDATED COMMUNICATIONS, INC.,
as Borrower,

and

SEARCHLIGHT CVL AGG, L.P.,
as Lender

TABLE OF CONTENTS

-i-

-ii-

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EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Assignment and Assumption
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D	Form of Note
EXHIBIT E-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
EXHIBIT E-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
EXHIBIT E-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
EXHIBIT E-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
EXHIBIT F	[Reserved]
EXHIBIT G	Form of Notice of Prepayment
EXHIBIT H	Form of Notice of Account Designation
EXHIBIT I	[Reserved]
EXHIBIT J	[Reserved]
EXHIBIT K	Form of Solvency Certificate

SCHEDULE 3.03	Government Approval, Regulation
SCHEDULE 3.05(b)	Other Liabilities
SCHEDULE 3.07	Litigation
SCHEDULE 3.08	Compliance with Laws and Agreements
SCHEDULE 3.09	Subsidiaries
SCHEDULE 3.12	ERISA Matters
SCHEDULE 3.13(a)	Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.13(b)	Environmental Claims
SCHEDULE 3.13(c)	Hazardous Materials
SCHEDULE 3.13(e)	Sites listed for Clean-up/Investigation
SCHEDULE 3.22	Consents
SCHEDULE 6.03(c)	Other Businesses
SCHEDULE 6.08(v)	Existing Affiliate Transactions
SCHEDULE 6.09(iii)	Existing Restrictions

-iv-

TERM LOAN AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of March 21, 2024, among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”).

WHEREAS, the Borrower has requested, and Lender has agreed, to extend a senior unsecured term credit facility to the Borrower on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the forgoing, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a)            solely for purposes of determining compliance with Section 6.08, to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)            to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Agreement Among Lenders” has the meaning assigned to such term in Section 9.10(c).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable MOIC” means the amount required for Lender to realize a MOIC of 1.75x on its Loans. For purposes of this definition, “MOIC” shall mean the multiple on invested capital realized by Lender in respect of its Loans calculated, in respect of any Loans repaid, prepaid or accelerated as of any date, as the principal amount of Loans (including for the avoidance of doubt principal resulting from interest paid in kind) repaid, prepaid or accelerated on such date plus the amount of interest in respect of such Loans paid or accelerated on or prior to such date (exclusive, for the avoidance of doubt, of any default interest, fees (including original issue discount and/or upfront fees), expense reimbursements and indemnity payments) divided by the initial principal amount of the Loans so repaid, prepaid or accelerated as of such date (calculated exclusive of any original issue discounts and/or upfront fees); provided that in no event shall (i) the MOIC be negative or (ii) Lender be required to make any payment to the Borrower in connection with the MOIC.

“Applicable Rate” means, for any day, (a) unless the Merger Agreement is terminated pursuant to Section 7.1(h) thereof, from the Closing Date until (but not including) the date that is eighteen (18) months after the initial Borrowing Date, 12.0% per annum and (b) on and after the MOIC Trigger Date, the Applicable MOIC.

“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages Lender.

“Asset Sale” means “Asset Sales” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Assignment and Assumption” means an assignment and assumption entered into by Lender and an assignee (with the consent of any party whose consent is required by Section 9.10), in substantially the form of Exhibit B-1.

“Attributable Sale Leaseback Obligations” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 2023 and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the fiscal year ended December 31, 2023.

“Authorized Officer” means, with respect to the Borrower, its chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer or any other officer thereof designated in writing and reasonably acceptable to Lender, in each case whose signature and incumbency has been certified to Lender by the Secretary of the Borrower in a certificate dated the Closing Date or any successor thereto.

“Availability Period” means for the Commitment and Loans, the period from and not including the Closing Date to and including the Commitment Scheduled Termination Date, or any earlier date on which the Commitment shall terminate in accordance with the provisions of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to such term in Section 9.24.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means a Loan or group of Loans to the Borrower of the same Class by Lender on a single date.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.02(a).

“Broadband Equity Access and Deployment Program” means the Broadband Equity Access and Deployment Program established under the Infrastructure Investment and Jobs Act (Pub. L. 117-58 (signed into law November 15, 2021)).

“Broadband Expansion Program” means any broadband expansion program sponsored, overseen or administered by or otherwise established pursuant to authorization from any Governmental Authority (including, without limitation, the Rural Digital Opportunity Fund, the Broadband Equity Access and Deployment Program and any other similar state and/or federal development programs now existing or established in the future) to expand the deployment of broadband networks across the United States.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business.

“Capital Expenditures” means, for any period, any and all expenditures made by Holdings or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise including, without limitation, as a result of incurring any Capital Lease Obligations.

“Capital Lease Obligations” means all monetary or financial obligations of Holdings or any of its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital or finance leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalents” means:

(a)            marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)            marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or carrying an equivalent rating by a nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally;

(c)            commercial paper issued by a corporation (other than an Affiliate of the Borrower), at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying an equivalent rating by a nationally recognized statistical ratings organization (within the meaning of Section 3(62) of the Exchange Act), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and in each case maturing within one year after the date of acquisition;

(d)            time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(e)            repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

(f)             securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any member of the European Union or, in each case, by any political subdivision or taxing authority thereof, which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(g)            investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (f) above;

(h)            [reserved];

(i)             [reserved];

(j)             investments in so-called “auction rate securities” rated AAA by S&P or Aaa by Moody’s and which have an interest rate reset date not more than 90 days from the date of acquisition thereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Change in Control” means the occurrence of any of the following:

(a)            Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) (including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act)) other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 40% of the total voting power of the Voting Stock of Holdings; or

(b)            the Borrower ceases to be a wholly-owned Subsidiary of Holdings.

For the purposes of clause (a) of this definition the Contingent Payment Rights (and any securities into which such Contingent Payment Rights are converted) shall be treated as Voting Stock of Holdings.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Closing Date” means March 21, 2024.

“Closing Date Transactions” means, collectively, the transactions to occur pursuant to the Loan Documents that are contemplated pursuant to such agreements to be consummated on the Closing Date, including (a) the execution, delivery and performance of the Loan Documents and (b) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, as of any date of determination, the commitment of Lender to make Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The aggregate principal amount of the Commitments as of the Closing Date is $80.0 million.

“Commitment Scheduled Termination Date” means the earlier of (a) the Merger Agreement Closing Date, (b) the date that is two (2) months after the termination of the Merger Agreement; provided that such termination was not pursuant to Section 7.1(h) thereof, and (c) solely in the case of the termination of the Merger Agreement pursuant to Section 7.1(h) thereof, the date of the termination of the Merger Agreement.

“Communications Laws” has the meaning assigned to such term in Section 3.22(a).

“Communications Licenses” has the meaning assigned to such term in Section 3.22(a).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(b) and shall be substantially in the form of Exhibit C.

“Consolidated EBITDA” means “Consolidated EBITDA” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Consolidated First Lien Indebtedness” means, at a particular date, the aggregate principal amount of Consolidated Indebtedness at such date that, at such date, is secured by a Lien on assets of Holdings or any of its Subsidiaries that is pari passu with the Liens securing the Obligations, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.

“Consolidated First Lien Leverage Ratio” means, at a particular date the ratio of (a) Consolidated First Lien Indebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”). In the event that Holdings, the Borrower or any Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Consolidated First Lien Leverage Ratio is being calculated, but prior to or in connection with the event for which the calculation of the Consolidated First Lien Leverage Ratio is made, then the Consolidated First Lien Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Consolidated Indebtedness” means, at a particular date, the sum of (without duplication) all debt for borrowed money of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP. For purposes of calculating any financial ratio under this Agreement, including the Consolidated First Lien Leverage Ratio, the Consolidated Senior Secured Leverage Ratio and the Total Net Leverage Ratio, all obligations owed by any Loan Party or any of their respective Subsidiaries under the Subordinated Notes shall be excluded from “Consolidated Indebtedness.”

“Consolidated Interest Expense” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest, but excluding non-cash interest expense booked with respect to (i) tax reserves, (ii) Hedging Agreements and (iii) the refinancing of any Indebtedness (including any Permitted Refinancing).

For the purposes of this Agreement, in the event that any underwriting fees paid in connection with the original issuance of the Senior Secured Notes or the entry into this Agreement on the Closing Date, or the fees (or any portion thereof) referred to in any fee letter related to the foregoing or any similar fee paid in connection with any Permitted Refinancing is required to be expensed in the Fiscal Quarter in which such fee is paid, rather than being capitalized and amortized over the term of the respective Indebtedness associated therewith, the entire amount of such fee shall not be included in Consolidated Interest Expense for the Fiscal Quarter in which such fee is paid, but instead shall be included in the calculation of Consolidated Interest Expense for such Fiscal Quarter and succeeding Fiscal Quarters as if such fee was capitalized and amortized over the term of such Indebtedness. For the avoidance of doubt, Consolidated Interest Expense shall include interest expense and capitalized interest with respect to the Subordinated Notes, to the extent outstanding at any time during the applicable period.

“Consolidated Net Income” means “Consolidated Net Income” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Consolidated Senior Secured Indebtedness” means, at a particular date, the aggregate principal amount of Consolidated Indebtedness at such date that, at such date, is secured by a Lien on assets of Holdings or any of its Subsidiaries, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.

“Consolidated Senior Secured Leverage Ratio” means, at a particular date the ratio of (a) Consolidated Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”). In the event that Holdings, the Borrower or any Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Consolidated Senior Secured Leverage Ratio is being calculated but prior to or in connection with the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made, then the Consolidated Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Contingent Payment Rights” means the contingent payment right which shall be automatically converted into shares of Holdings’ common stock subject to the terms and conditions of the contingent payment right agreement to be entered into by the Investor and Holdings.

“Contribution” means the first $300,000,000 in cash proceeds received by Holdings from equity contributed to its capital from and after October 15, 2023.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (i) is organized by such Person for the purpose of making investments in one or more companies and (ii) is controlled by, or under common control with, such Person.

“Covered Entity” has the meaning assigned to such term in Section 9.24.

“Covered Party” has the meaning assigned to such term in Section 9.24.

“Credit Event” has the meaning assigned to such term in Section 4.02.

“Cumulative Credit” means “Cumulative Credit” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Cure Expiration Date” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Debt Incurrence” has the meaning assigned to such term in Section 2.05(c).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws with respect to debtor relief of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings, the Borrower or one of its Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disposition” means any direct or indirect sale, transfer, lease, conveyance or other disposition by Holdings or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary of the Borrower (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by law), and “Dispose” and “Disposed” have meanings correlative thereto.

“Disqualified Lender” means (i) the persons identified as “Disqualified Institutions” in writing to Lender by the Borrower on or prior to the Closing Date and (ii) any competitor of Holdings and its Subsidiaries identified in writing to Lender on or prior to the Closing Date. The Borrower shall deliver any list of Disqualified Lenders delivered after the Closing Date and any updates, supplements or modifications thereto after the Closing Date to Lender and any such updates, supplements or modifications thereto shall only become effective one (1) Business Day after such update, supplement or modification has been sent to Lender.

“Disqualified Stock” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the Maturity Date; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer of such Equity Interests may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 6.07. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the Maturity Date. Notwithstanding the foregoing or anything to the contrary herein, Disqualified Stock shall not include any Preferred Stock issued in connection with the Investment Transactions (including, but not limited to, the Series A preferred stock) any accrual of interest or payment due on account of or pursuant thereto.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.

“Earn-Out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection, preservation or reclamation of the Environment, the management, Release or threatened Release of, or exposure to, any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of Holdings and its Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Rights” means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the failure to make any (i) “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA) to any Pension Plan, whether or not waived or (ii) required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security or an increase in the minimum annual contribution to any Pension Plan resulting from a determination by such Pension Plan’s actuary that it is an at risk plan within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA, or an increase in the rate of required contributions to any Multiemployer Plan resulting from a determination that such Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Termination” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Subsidiary” means “Excluded Subsidiary” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) Lender acquires the applicable interest in the applicable Commitment or, if Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date Lender acquires the applicable interest in such Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender acquired the applicable interest in the applicable Loan or Commitment or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.16(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller and a willing and able buyer, as determined in good faith by an Authorized Officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related Applicable Law) implementing the foregoing.

“FCC” has the meaning assigned to such term in Section 3.22(a).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Covenant” means those covenants and agreements of the Loan Parties set forth in Section 6.11.

“Financial Covenant Trigger Date” has the meaning assigned to such term in Section 6.11.

“Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller (or person having an analogous title) of such corporation, partnership or other entity.

“First Lien Intercreditor Agreement” means the pari passu intercreditor agreement, dated as of October 2, 2020, among the Borrower, Holdings, the Subsidiary Loan Parties, the Senior Administrative Agent, Wells Fargo Bank, National Association, as trustee under the Senior Secured Notes and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year refer to the Fiscal Year ending on December 31 occurring during such calendar year.

“Fixed Baskets” has the meaning assigned thereto in Section 1.10(a).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any of its Subsidiaries primarily for the benefit of employees of any Loan Party or any of its Subsidiaries employed outside the United States.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means all Indebtedness of Holdings and its Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including, without limitation, the FCC and the State PUCs).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

“Guaranty Agreement” means the Guaranty Agreement, dated as of March 21, 2024, by and among Holdings and the Subsidiary Loan Parties in favor of Lender, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

“Hazardous Materials” means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Secured Hedging Provider.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the Fiscal Quarter of Holdings most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), have assets with a value in excess of 5.0% of the Total Assets or the total revenues representing in excess of 5.0% of total revenues of Holdings and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Total Assets or revenues representing in excess of 10% of total revenues of Holdings and its Subsidiaries on a consolidated basis as of such date; provided that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any consolidated financial statements of Holdings, any qualification or exception to such opinion or certification:

(a)            which is of a “going concern” or similar nature;

(b)            which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)            which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default under any Financial Covenant.

“Increased Amount” has the meaning assigned thereto in Section 6.02.

“Incurrence-Based Baskets” has the meaning assigned thereto in Section 1.10(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, except any such balance that constitutes an accrued expense or trade payable (provided that Indebtedness shall not include any Earn-Out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or other financial obligations of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Net Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the Contingent Payment Rights shall not constitute Indebtedness. For purposes of calculating any financial ratio under this Agreement, including the Consolidated First Lien Leverage Ratio, the Consolidated Senior Secured Leverage Ratio and the Total Net Leverage Ratio, all obligations owed by any Loan Party or any of their respective Subsidiaries under the Subordinated Notes shall be excluded from “Indebtedness.”

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.11.

“Interest Payment Date” means, with respect to any Loan, (i) the last Business Day of each calendar quarter, in arrears, and (ii) the Maturity Date.

“Investing Parties” means the Investor, the Sponsors and any of their respective Controlled Investment Affiliates.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Agreement” means that certain Investment Agreement, dated on or about September 13, 2020 by and among the Investor, and Holdings (as amended, restated, supplemented or otherwise modified from time to time).

“Investment Transactions” means the investment by one or more of the Investing Parties in Holdings pursuant to the Investment Agreement, and, in connection therewith, the entry into and performance of related transactions, agreements, instruments and arrangements, including, but not limited to:

(a)            entry into the Subordinated Notes and (i) the incurrence of Indebtedness thereunder, (ii) the sale of the Subordinated Notes to one or more of the Investing Parties and (iii) the conversion or exchange of the Subordinated Notes for Series A perpetual preferred stock of Holdings in accordance with the terms thereof;

(b)            the acquisition by one or more of the Investing Parties of shares of Holdings’ common stock, Series A perpetual preferred stock and Contingent Payment Rights convertible into shares of Holding’s common stock in accordance with the terms set forth in the Contingent Payment Rights agreement described below;

(c)            the contingent payment rights agreement to be entered into between one or more of the Investing Parties and Holdings and any payment of cash or conversion of the contingent payment right into shares of Holdings’ common stock contemplated therein;

(d)            the governance agreement entered into between the one or more of the Investing Parties and Holdings;

(e)            the registration rights agreement to be entered into between one or more of the Investing Parties and Holdings and the registration and sale of any securities pursuant to the terms thereof;

(f)            the certificate of designations relating to the Series A preferred stock, dividends issued pursuant to such Series A preferred stock and any other payments made in connection therewith;

(g)            any documents, filings, or other actions related to certain regulatory and stockholder approvals necessary to consummate the transactions described in this definition; and

in each case, the performance of the transactions and obligations contemplated by any of the foregoing, including, but not limited to, the incurrence of Indebtedness, the making of Restricted Payments (other than Restricted Payments consisting of voluntary prepayments or redemptions of the Subordinated Notes and the Series A preferred stock) and Investments, and the sale or other disposition of any assets, Equity Interests, or other property.

“Investor” means Searchlight III CVL, L.P., a Delaware limited partnership.

“IRS” means the United States Internal Revenue Service.

“LCT Election” has the meaning assigned to such term in Section 1.09(a).

“LCT Test Date” has the meaning assigned to such term in Section 1.09(a).

“Lender” has the meaning assigned to such term in the preamble hereto.

“LFA” has the meaning assigned to such term in Section 3.22(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of any investment property or deposit account, any contract or other agreement, express or implied, under which any Person has the right to control such investment property or deposit account and (d) any other agreement intended to create any of the foregoing.

“Limited Condition Transaction” means (a) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any Restricted Payment requiring irrevocable notice in advance thereof.

“Loan Documents” means this Agreement, the Guaranty Agreement, if requested by Lender pursuant to Section 2.07(e), and each Note.

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the term loans made by Lender pursuant to Section 2.01(a).

“Material Adverse Effect” means a materially adverse effect on (a) the business, financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole, after giving effect to the Investment Transactions, (b) the ability of the Borrower or the other Loan Parties to perform their payment obligations under the Loan Documents when due, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of Lender under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), of Holdings or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $50.0 million.

“Material Subsidiaries” means (a) the Borrower and (b) any Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means April 2, 2027.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among, Condor Holdings LLC, Condor Merger Sub Inc. and Holdings dated as of October 15, 2023, as it may be amended or supplemented from time to time.

“Merger Agreement Closing Date” means the “Closing Date” under and as defined in the Merger Agreement.

“MOIC Trigger Date” means earlier of (i) the date that the Merger Agreement is terminated pursuant to Section 7.1(h) thereof and (ii) the date that is eighteen (18) months after the initial Borrowing Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which any Loan Party or any ERISA Affiliate could incur liability.

“Net Hedging Obligations” means, with respect to any Hedging Agreement, as of any date, the Termination Value of such Hedging Agreement on such date.

“Net Proceeds” means, with respect to any Debt Incurrence, (a) the cash proceeds actually received by Holdings or any of its Subsidiaries in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties and their Subsidiaries to third parties, and (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties and their Subsidiaries.

“Non-Recourse Debt” means Indebtedness as to which neither the Borrower nor any of its Subsidiaries (i)(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder or (b) is directly or indirectly liable as a guarantor or otherwise, or (ii) constitutes the lender.

“Non-U.S. Jurisdiction” means any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Non-U.S. Subsidiary” means any Subsidiary of Holdings that is organized under the laws of a Non-U.S. Jurisdiction.

“Note” means a note substantially in the form of Exhibit D.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.02(c).

“Notice of Prepayment” has the meaning assigned thereto in Section 2.05(a).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to the Borrower and all other obligations and liabilities of the Borrower and the other Loan Parties to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organic Document” means (a) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (b) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other Equity Interests in the Person, (c) relative to each Person that is a limited liability company, its limited liability company agreement and any other similar arrangements applicable to such limited liability company or other Equity Interests in such Person, and (d) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned to such term in Section 9.10(d).

“Participant Register” has the meaning assigned to such term in Section 9.10(d).

“PATRIOT Act” has the meaning assigned to such term in Section 9.19.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means “Permitted Acquisition” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Permitted Asset Swap” means “Permitted Asset Swap” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Permitted Debt” means (a) the Obligations, (b) at any time prior to the termination of the Merger Agreement, Indebtedness permitted to be incurred pursuant to Section 6.01 of the Senior Secured Credit Agreement (as in effect on the Closing Date), and (c) upon the termination of the Merger Agreement and thereafter, (i) any Permitted Refinancing of Indebtedness that was Permitted Debt at the time of incurrence, and (ii) Indebtedness outstanding as of the date of the termination of the Merger Agreement in accordance with its terms and additional Indebtedness permitted to be incurred pursuant to Sections 6.01(a)(vi), (vii), (viii), (xi) through (xvi), and (xxiii) of the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Permitted Holder Group” has the meaning assigned to such term in the definition of “Permitted Holders.”

“Permitted Holders” means the (i) Sponsors, (ii) any of their Controlled Investment Affiliates, (iii) any Person that has no material assets other than the Equity Interests of Holdings and, directly or indirectly, holds or acquires 100.0% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in the foregoing clauses (i) and (ii), holds more than 50.0% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50.0% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Investments” means Investments permitted pursuant to Sections 6.04 and 6.11 of the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Permitted Liens” means (i) Liens securing obligations under the Senior Secured Credit Agreement and the other Senior Secured Credit Documents (as in effect on the Closing Date), and (ii) “Permitted Liens” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Permitted Refinancing” means, with respect to any Indebtedness (including any refinancing of Indebtedness incurred in a prior Permitted Refinancing), any other Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, such Indebtedness; provided, however, that (a) no Default shall have occurred and be continuing or would arise therefrom, (b) any such refinancing Indebtedness shall (i) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced unless such maturity is at least one year after the Maturity Date (provided that this clause (i) shall not apply in respect of refinancing Indebtedness consisting of Sale and Leaseback Transactions), (ii) be at least as subordinate in right of payment to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iii) be in an initial principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus any reasonable premium and other payments required to be paid in connection with such refinancing (as determined by the Borrower), plus in either case, the amount of reasonable expenses of the Loan Parties or any of their Subsidiaries incurred in connection with such refinancing, and (c) the sole obligors and/or guarantors on such refinancing Indebtedness shall be the obligors and/or guarantors on such Indebtedness being refinanced or shall be a Loan Party.

“Permitted Restricted Payments” means (a) the defeasance, redemption, repurchase or other acquisition of Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing, (b) the repurchase of any Indebtedness at a purchase price provided therein in the event of an Asset Sale, (c) regularly scheduled payments of principal and interest and customary mandatory prepayments or offers to purchase contemplated by the Senior Secured Credit Documents and Senior Secured Note Documents, and (d) Restricted Payments permitted pursuant to Section 6.07(i), (ii), (iv), (v), (viii), (x) and (xii) of the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Person” means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

“PIK Interest” has the meaning assigned to such term in Section 2.08(d).

“Plan” means any Pension Plan or Welfare Plan.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Closing Date.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.24.

“Qualified Cash and Cash Equivalents” means, as of any date of determination, the unrestricted cash and Cash Equivalents held by Holdings and its Subsidiaries as reflected on a consolidated balance sheet of Holdings as of such date excluding (i) the cash and Cash Equivalents of any Subsidiary that is not a Loan Party to the extent such Subsidiary would be prohibited on such date from distributing such cash to a Loan Party and (ii) the proceeds of any Indebtedness incurred substantially concurrently with the applicable determination of the Total Net Leverage Ratio, the Consolidated First Lien Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as applicable.

“Real Property” means all right, title and interest of Holdings or any of its respective Domestic Subsidiaries in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Domestic Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Register” has the meaning assigned to such term in Section 9.10(c).

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means “Restricted Payment” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Rural Digital Opportunity Fund” means the Rural Opportunity Digital Fund established by the FCC pursuant to its adoption of the Rural Digital Opportunity Fund Report and Order (FCC 20-5) adopted January 30, 2020, and released February 7, 2020.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc. and any successor thereto.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means at any time, a country or territory or region which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over Lender, Holdings, the Borrower or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission.

“Senior Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Senior Secured Credit Agreement, together with its successors and assigns in such capacity.

“Senior Secured Credit Agreement” means that certain Credit Agreement, dated as of October 2, 2020, among Holdings, the Borrower, the Senior Administrative Agent, and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended from time to time.

“Senior Secured Credit Documents” means the Senior Secured Credit Agreement and the related collateral documents, the First Lien Intercreditor Agreement, the other Loan Documents (as defined in Senior Secured Credit Agreement (as in effect on the Closing Date)) and any other document, guarantee or agreement entered into in connection therewith.

“Senior Secured Notes” means, collectively, the 6.500% Senior Secured Notes due 2028 issued by the Borrower on October 2, 2020 in an initial aggregate principal amount of $750,000,000 and the 5.000% Senior Secured Notes due 2028 issued by the Borrower on March 18, 2021 in an initial aggregate principal amount of $400,000,000, in each case, pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes, the related collateral documents, the First Lien Intercreditor Agreement and any other document, guarantee or agreement entered into in connection therewith.

“Senior Secured Notes Indenture” means, collectively, (a) that certain Indenture, dated as of October 2, 2020, by and among the Borrower, the guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee and as collateral agent, governing the applicable Senior Secured Notes and the related note guarantees and (b) that certain Indenture, dated as of March 18, 2021, by and among the Borrower, the guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee and as collateral agent, governing the applicable Senior Secured Notes and the related note guarantees, in each case, as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended from time to time.

“Solvent” means, as to Holdings and its Subsidiaries on a particular date, that (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date; and (v) as of such date, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.

“Sponsor” means Searchlight Capital III, L.P., Searchlight III CVL, L.P., Searchlight Capital III PV, L.P. and Searchlight Capital Partners, L.P.

“State PUC” has the meaning assigned to such term in Section 3.22(a).

“Subordinated Notes” means the Subordinated Notes of Holdings substantially in the form set forth in Exhibit A to the Investment Agreement (with (i) the blanks and brackets and similar items therein completed as agreed by Holdings and the holder of the Subordinated Notes and (ii) any other modifications that is not prohibited pursuant to Section 6.10(b)), if issued pursuant to the terms thereunder.

“Subsidiary” means, with respect to any Person:

(a)            any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or

(b)            any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of Holdings and shall not include any Unrestricted Subsidiary. Notwithstanding the foregoing (except as used in the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings, the Borrower or any of their respective Subsidiaries for purposes of this Agreement or any other Loan Document, and the financial statements and consolidation of accounts of Holdings and its Subsidiaries shall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.

“Subsidiary Loan Party” means each of the Borrower’s Domestic Subsidiaries that guarantee the Obligations pursuant to the Guaranty Agreement.

“Supported QFC” has the meaning assigned to such term in Section 9.24.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by an Governmental Authority, including any interest, fines, addition to tax or penalties applicable thereto.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include Lender or any Affiliate of Lender).

“Test Period” means, on any date of determination, the period of four consecutive Fiscal Quarters of Holdings then most recently ended (taken as one accounting period) for which internal financial statements are available.

“Total Assets” means, at any date, total assets of Holdings and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Total Net Debt” means, at a particular date, the aggregate principal amount of Consolidated Indebtedness at such date, net of (i) prior to the Unlimited Cash Netting Date, the lesser of (a) the amount of Qualified Cash and Cash Equivalents and (b) $50.0 million and (ii) on and after the Unlimited Cash Netting Date, the amount of Qualified Cash and Cash Equivalents.

“Total Net Leverage Ratio” means, at any date, the ratio of (a) Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended (calculated on a pro forma basis as described in the definition of “Consolidated EBITDA”); provided that for purposes of calculating Total Net Leverage Ratio, all Indebtedness under the Subordinated Notes shall be excluded from Total Net Debt. In the event that Holdings, the Borrower or any Subsidiary thereof incurs, repays, repurchases or redeems any Indebtedness (other than fluctuations in revolving borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or in connection with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Trade Date” has the meaning assigned thereto in the Assignment and Assumption.

“Transaction Fees” means, without duplication, all non-recurring transaction fees, charges and other amounts related to (a) this Agreement (including any amendment or other modification hereof or thereof), (b) any Permitted Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiums with respect to directors’ and officers’ insurance, but excluding all amounts otherwise included in accordance with GAAP in determining Consolidated EBITDA) and (c) the incurrence, prepayment or repayment of Indebtedness permitted hereunder (including premiums, make whole or penalty payments in connection therewith).

“UCC” means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” means the United States of America.

“Unlimited Cash Netting Date” shall mean the date on which the cumulative amount of all Capital Expenditures made by Holdings and its Subsidiaries after the Closing Date and on or prior to such date is at least $1,000.0 million.

“Unrestricted Subsidiary” means “Unrestricted Subsidiary” as defined in the Senior Secured Credit Agreement (as in effect on the Closing Date).

“Unwind Date” means (a) the date that an Authorized Officer of the Borrower delivers to Lender written notice of the Borrower’s election to comply with the requirements of Section 6.11(b) in lieu of Section 6.11(a) and includes a Compliance Certificate or other reasonably detailed calculation worksheet demonstrating compliance with Section 6.11(b) at such time or (b) August 1, 2025, to the extent that the Contribution has not been made on or prior to such date.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.24.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 2.16(g).

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is ordinarily entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

(b)            the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or by one or more Wholly Owned Subsidiaries of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of Holdings that is a Wholly Owned Subsidiary of Holdings.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02            [Reserved].

Section 1.03            Terms Generally.

(a)            The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05; provided, further, that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP prior to giving effect to FASB Accounting Standards Update ASU 2016-02 (whether or not such operating leases were in effect at the time of effectiveness thereof) shall continue to be accounted for as operating leases (and not as Capital Lease Obligations) for purposes of this Agreement regardless of FASB Accounting Standards Update ASU 2016-02 or any change in GAAP following the Closing Date that would otherwise require such leases to be recharacterized as Capital Lease Obligations. Without limiting the foregoing, all references to a “Capital Lease Obligation” or “Capital Leases Obligations” shall be understood to be a reference to a “Financing Lease” or “Financing Leases” where such nomenclature is consistent with GAAP.

(b)            If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

Section 1.04            [Reserved].

Section 1.05            Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06            References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.07            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.08            [Reserved].

Section 1.09            Limited Condition Transactions.

(a)            Notwithstanding anything to the contrary provided in this Agreement, when calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, dividends and Asset Sales or distributions), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) either (a) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or distribution or similar event), (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction is made (or that equivalent notice under equivalent laws, rules or regulations in such other applicable jurisdiction is made), (c) that notice is given with respect to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (d) that notice is given with respect to any dividend or other distribution requiring irrevocable notice in advance thereof and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or other distributions and dispositions) and any related pro forma adjustments permitted hereunder, Holdings, the Borrower or any of their respective Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether such Liens are to secure Indebtedness that is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent Fiscal Quarters shall have become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or distributions and Asset Sales).

(b)            For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of Holdings or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.

Section 1.10            Certain Calculations and Tests.

(a)            If any of the Loan Parties or any of their Subsidiaries shall undertake any action or transaction which meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets pursuant to any applicable covenants in Article VI, such action or transaction (or any applicable portion thereof) may be divided and classified within such covenant or Section, in the case of Indebtedness, Liens, Investments and Restricted Payments, and later (on one or more occasions) be re-divided and/or reclassified under one or more of the exceptions, thresholds or baskets under such covenant or Section as the Borrower may elect from time to time, including reclassifying any utilization of fixed exceptions, thresholds or baskets (“Fixed Baskets”) as incurred under any available incurrence-based exception, threshold or basket (“Incurrence-Based Baskets”) and if any applicable ratios or financial tests for such incurrence-based baskets would be satisfied in any subsequent fiscal quarter, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower.

(b)            In the event any Fixed Baskets are intended to be utilized together with any Incurrence-Based Baskets in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of such Indebtedness or other applicable transaction or action to be incurred under any Incurrence-Based Baskets shall first be calculated without giving effect to amounts being utilized pursuant to any Fixed Baskets, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to Fixed Baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any Fixed Baskets shall be calculated.

Section 1.11             Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE CREDITS

Section 2.01             Credit Commitments.

(a)            Subject to the terms and conditions hereof, Lender agrees to make Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate amount that will not exceed Lender’s Commitment.

(b)            Amounts repaid or prepaid in respect of Loans may not be reborrowed.

Section 2.02            Procedure for Borrowing.

(a)            The Borrower may borrow under this Agreement (subject, in each case, to the limitations in Section 2.01(b)) by giving Lender notice substantially in the form of Exhibit A (a “Borrowing Request”), which notice must be received by Lender prior to 11:00 a.m., on the Business Day three (3) weeks prior to the requested Borrowing Date. The Borrowing Request for each Borrowing shall specify (A) the amount to be borrowed, (B) the requested Borrowing Date, and (C) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of this Agreement.

(b)            Each Borrowing of Loans shall be in a minimum aggregate principal amount $10.0 million or an integral multiple of $1.0 million in excess thereof (or, if less, the aggregate amount of the then outstanding Commitments).

(c)            Lender will make its Borrowing available to the Borrower by 10:00 a.m. on the Borrowing Date by Lender crediting the account of the Borrower identified in the most recent notice substantially in the form of Exhibit H (a “Notice of Account Designation”) delivered by the Borrower to Lender with the aggregate of the amounts of such Borrowing.

Section 2.03            [Reserved].

Section 2.04            [Reserved].

Section 2.05            Optional and Mandatory Prepayments of Loans.

(a)            The Borrower may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable prior written notice to Lender substantially in the form of Exhibit G (a “Notice of Prepayment”) not later than 12:00 noon two Business Days prior to the date of such prepayment of any Loan, specifying the date and amount of prepayment. A Notice of Prepayment may state that such prepayment is conditioned upon the availability of other financing or any other transaction or condition, in which case such notice may be revoked by the Borrower (by notice to Lender prior to the specified date of such prepayment) if such condition is not satisfied. A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. If any Notice of Prepayment is given, the amount specified in such Notice of Prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in a minimum principal amount of $3.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remaining outstanding principal amount thereof).

(b)            No later than thirty (30) days following the occurrence of the Merger Agreement Closing Date, Lender may, in its sole discretion, elect to have the Borrower prepay all or a portion of the outstanding principal amount of the Loans, together with the accrued unpaid interest thereon to the date of prepayment. Lender may exercise the right to require prepayment by delivery of a written election to Borrower specifying the prepayment date which shall be at least three Business Days after the date of the notice but no more than sixty (60) days following the occurrence of the Merger Agreement Closing Date.

(c)            If Holdings or any Subsidiary shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a “Debt Incurrence”), 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Loans.

Section 2.06            [Reserved].

Section 2.07            Repayment of Loans; Evidence of Debt.

(a)            The Borrower hereby unconditionally promises to pay to Lender, in respect of the Loans, unless the Loans become due and payable earlier pursuant to Section 2.05 or Article VII, the unpaid principal amount of the Loans in full on the Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made from time to time until payment in full thereof at the rates per annum, in the manner, and on the dates, set forth in Section 2.08. All payments required hereunder shall be made in Dollars.

(b)            Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of Lender resulting from each Loan made by such lending office of Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of Lender on behalf of the Borrower from time to time under this Agreement.

(c)            The Loans shall, if requested by Lender, be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached as Exhibit D with the blanks appropriately filled, payable to Lender or its registered assigns.

Section 2.08            Interest Rates and Payment Dates.

(a)            Each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Applicable Rate.

(b)            If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(c)            Subject to clause (d) below, interest on the Loans shall accrue and be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to clause (b) of this Section 2.08 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; provided, further, that, following the MOIC Trigger Date, the Borrower will not be required to make cash payments on any Interest Payment Date described in clause (i) of the definition of “Interest Payment Date”.

(d)            Unless the Merger Agreement is terminated pursuant to Section 7.1(h) thereof, from the Closing Date to (but not including) the date that is eighteen (18) months after the initial Borrowing Date, the interest in respect of any Loan will be capitalized, compounded and added to the unpaid principal amount of such Loan on each Interest Payment Date (“PIK Interest”) for such Loan. Notwithstanding anything else herein to the contrary, amounts representing PIK Interest shall be treated as Loans for the purposes of this Agreement and shall bear interest in accordance with this Section 2.08.

Section 2.09            Computation of Interest. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

Section 2.10            [Reserved].

Section 2.11            Termination, Reduction or Adjustment of Commitments.

(a)            Upon each Borrowing of Loans, the Commitment of Lender will be reduced by an amount equal to the principal amount of Loans made by Lender in connection with such Borrowing. The Commitment of Lender will terminate at 11:59 p.m. on the final day of the Availability Period.

(b)            The Borrower shall have the right, upon one Business Day’s notice to Lender, to terminate or, from time to time, reduce the amount of the Commitments. Such notice may state that such termination or reduction is conditioned upon the availability of other financing or any other transaction or condition, in which case such notice may be revoked by the Borrower (by notice to Lender prior to the specified date of such termination or reduction) if such condition is not satisfied.

Section 2.12            [Reserved].

Section 2.13            Payments.

(a)            All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. on the due date thereof to Lender in Dollars and in immediately available funds. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 7.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

Section 2.14            [Reserved].

Section 2.15            [Reserved].

Section 2.16            Taxes.

(a)            Defined Terms. For purposes of this Section 2.16, the term “Applicable Law” includes FATCA.

(b)            Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of any applicable withholding agent) requires the deduction or withholding of any Tax in respect of any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including any such deductions and withholdings applicable to additional sums payable under this Section 2.16), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, all Other Taxes.

(d)            Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender shall be conclusive absent manifest error.

(e)            [Reserved].

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(g)            Status of Lender.

(i)            Should Lender be entitled to an exemption from or reduction of withholding Tax with respect to any payment made under any Loan Document, Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(ii)            Without limiting the generality of the foregoing:

(A)            If Lender is a U.S. Person, it shall deliver to the Borrower on or prior to the Closing Date (and from time to time thereafter upon the reasonable request of the Borrower), two duly executed and properly completed originals of IRS Form W-9 certifying that Lender is exempt from United States federal backup withholding Tax;

(B)            if Lender is a Foreign Lender, it shall, to the extent it is legally eligible to do so, deliver to the Borrower on or prior to the Closing Date (and from time to time thereafter upon the reasonable request of the Borrower), two duly executed and properly completed originals of whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Foreign Lender’s conduct of a trade or business within the United States (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by executed copies of IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of such direct and indirect partner(s);

(C)            if Lender is a Foreign Lender, it shall, to the extent it is legally eligible to do so, deliver to the Borrower on or prior to the Closing Date (and from time to time thereafter upon the reasonable request of the Borrower), two duly executed and properly completed originals of any other documentation prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)            if a payment made to Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to the Borrower at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine whether Lender has complied with Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)            Notwithstanding any other provision of this Section 2.16(g), Lender shall not be required to deliver any documentation that Lender is not legally eligible to deliver.

Lender agrees that if any documentation described above that it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower in writing of its legal ineligibility to do so.

(h)            Treatment of Certain Refunds. If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each Person’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, each Loan Party makes the representations and warranties set forth in this Article III and upon the occurrence of each Credit Event thereafter:

Section 3.01            Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow or otherwise obtain credit hereunder. No Loan Party nor any Subsidiary thereof is an Affected Financial Institution.

Section 3.02            Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party that is a party hereto of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans and the use of the proceeds thereof are within each Loan Party’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be. The execution, delivery and performance by each Loan Party that is a party hereto of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, and the use of the proceeds thereof do not:

(a)            contravene the Organic Documents of any Loan Party or any of its respective Subsidiaries, except where any such contravention would not reasonably be expected to have a Material Adverse Effect;

(b)            contravene any law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries, except where any such contravention would not reasonably be expected to have a Material Adverse Effect;

(c)            violate or result in a default or event of default or an acceleration of any rights or benefits under any material indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries except where any such violation, default, event of default or acceleration would not reasonably be expected to not have a Material Adverse Effect; or

(d)            result in, or require the creation or imposition of, any Lien on any material asset of any Loan Party or any of its respective Subsidiaries, except Permitted Liens.

Section 3.03            Government Approval, Regulation, etc. Except as set forth on Schedule 3.03, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document which has been entered into, the borrowing of the Loans, or the use of the proceeds thereof, except such as have been obtained or made and are in full force and effect. No Loan Party nor any of their Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.04            Validity, etc. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Section 3.05            Financial Information.

(a)            The Audited Financial Statements, copies of which have been furnished to Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended.

(b)            On the Closing Date, except for the Obligations, as disclosed in the financial statements referred to above or the notes thereto or on Schedule 3.05(b) hereto, no Loan Party or any of its Subsidiaries has any Indebtedness, material contingent liabilities, long-term commitments or unrealized losses.

Section 3.06            No Material Adverse Effect. Since October 15, 2023, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07            Litigation. Except as set forth on Schedule 3.07, there is no pending or, to the knowledge of any Loan Party, threatened litigation, action or proceeding affecting any Loan Party or any of its Subsidiaries’ operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactions contemplated hereby, which would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the other transactions contemplated hereby.

Section 3.08            Compliance with Laws and Agreements. Except as set forth on Schedule 3.08, none of the Loan Parties has violated, is in violation of or has been given written notice of any violation of any Applicable Law (other than Environmental Laws, which are the subject of Section 3.13), regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, except for any violations which do not have a Material Adverse Effect.

Section 3.09            Subsidiaries. Schedule 3.09 sets forth the name and type of entity of Holdings and its Material Subsidiaries, and the direct or indirect ownership interest (or other investment as applicable) of Holdings in each such Subsidiary (including the legal structure), and identifies each Subsidiary of Holdings that is a Loan Party, in each case as of the Closing Date.

Section 3.10            Ownership of Properties.

(a)            Each Loan Party and each of its Subsidiaries has good and marketable title to (or other similar title in jurisdictions outside the United States), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets, except where the failure to have such title in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b)            Each Loan Party and each of its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c)            Each Loan Party and each of its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11           Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: as of the date of this Agreement, each Loan Party and each Subsidiary has filed all federal, foreign and all other income tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes due (including, in each case, in its capacity as a withholding agent), except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

Section 3.12            Pension and Welfare Plans. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien (other than a Permitted Lien) on the assets of Holdings or any of its Subsidiaries. Each Loan Party and each of their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.12, no condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties or any of their respective Subsidiaries has any contingent liability with respect to post-retirement benefits provided under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Except as would not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) none of the Loan Parties or any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 3.13            Environmental Warranties.

(a)            Except as set forth on Schedule 3.13(a), all facilities and property owned, leased or operated by Holdings or any of its Material Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)            Except as set forth on Schedule 3.13(b), there are no pending or threatened (in writing):

(i)            Environmental Claims received by Holdings or any of its Material Subsidiaries, or

(ii)            written claims, complaints, notices or inquiries received by Holdings or any of its Material Subsidiaries regarding Environmental Liability,

in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)            Except as set forth on Schedule 3.13(c), there have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party’s knowledge, previously owned, leased or operated by Holdings or any of its Material Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(d)            Holdings and its Material Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which Holdings and its Material Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e)            Except as set forth on Schedule 3.13(e), as of the date of this Agreement, to any Loan Party’s knowledge no property now or previously owned, leased or operated by Holdings or any of its Material Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.

(f)            To any Loan Party’s knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or previously owned or leased by Holdings or any of its Material Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)            As of the Closing Date, to any Loan Party’s knowledge neither Holdings nor any of its Material Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against Holdings or any of its Material Subsidiaries.

(h)            As of the Closing Date, no Liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by Holdings or any of its Material Subsidiaries.

(i)            Neither Holdings nor any of its Material Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has Holdings or any of its Material Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)            There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by Holdings or any of its Material Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14            Regulations T, U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

Section 3.15            Disclosure; Accuracy of Information; Projected Financial Statements. No document, certificate or statement furnished to Lender by or on behalf of any Loan Party in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement was based upon or constitutes a forecast, estimate or projection, the Loan Parties represent only that such forecast, estimate or projection was made in good faith by the Loan Parties and was prepared using reasonable assumptions and estimates.

Section 3.16            [Reserved].

Section 3.17            Labor Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Holdings or any of its Material Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of Holdings or any of its Material Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from Holdings or any of its Material Subsidiaries, or for which any claim may be made against Holdings or any of its Material Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or such Material Subsidiary.

Section 3.18            Solvency. As of the Closing Date, after giving effect to the Closing Date Transactions, the Loan Parties and their Subsidiaries are Solvent, on a consolidated basis.

Section 3.19            [Reserved].

Section 3.20            [Reserved].

Section 3.21           Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)            None of (i) Holdings, the Borrower, any of their respective Subsidiaries, any of their respective directors, officers, or, to the knowledge of Holdings, the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of Holdings, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facilities established hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)            Each of Holdings, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, the Borrower and their respective Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c)            Each of Holdings, the Borrower and their respective Subsidiaries, each director, officer, and to the knowledge of the Borrower, employee, agent and Affiliate of Holdings, the Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d)            No proceeds of any Loans have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.13(b).

Section 3.22            Communications Matters.

(a)            The business of Holdings, the Borrower and their respective Subsidiaries is being conducted in compliance with (a) applicable requirements under the federal Communications Act of 1934, as amended, and with all relevant rules, regulations and published policies of the Federal Communications Commission (the “FCC”); (b) any applicable state communications laws and regulations of a state public service commission or similar state governmental authority (“State PUC”); and (c) any applicable local communications laws and regulations of a Local Franchising Authority (“LFA”) (collectively, the “Communications Laws”), except as would not have a Material Adverse Effect. Holdings, the Borrower and their respective Subsidiaries possess all registrations, licenses, authorizations, franchises, and certifications issued by the FCC, State PUCs, and LFAs necessary to conduct their respective businesses as currently conducted. All licenses, franchises, and authorizations issued by the FCC, State PUCs, and LFAs required for the operations of Holdings, the Borrower and their respective Subsidiaries are in full force and effect (collectively, the “Communications Licenses”).

(b)            There is no condition, event or occurrence existing, nor, to the best of Holdings’ and the Borrower’s knowledge, is there any proceeding being conducted or threatened by any Governmental Authority, which would reasonably be expected to cause the termination, suspension, cancellation, or nonrenewal of any of the Communications Licenses, or the imposition of any penalty or fine by any Governmental Authority with respect to any of the Communications Licenses, Holdings, the Borrower or their respective Subsidiaries, in each case which would have a Material Adverse Effect.

(c)            There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC, State PUCs, or LFAs against Holdings, the Borrower, any of their respective Subsidiaries or the Communications Licenses or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to the best of Holdings’ and the Borrower’s knowledge, threatened by or before the FCC, State PUC, or LFAs against Holdings, the Borrower, any of their respective Subsidiaries or the Communications Licenses that, assuming an unfavorable decision, ruling or finding, in the case of each of (i) or (ii) above, would have a Material Adverse Effect.

(d)            Except as set forth in Schedule 3.22, no consent, approval, authorization, order or waiver of, or filing with, the FCC, State PUCs, or LFAs is required under the Communications Laws to be obtained or made by Holdings, the Borrower or any of their respective Subsidiaries for the execution, delivery and performance of this Agreement or the transactions contemplated herein and therein.

(e)            Holdings, the Borrower and their respective Subsidiaries each have filed with the FCC, State PUCs (to the extent required by the applicable State PUC), and LFAs (to the extent required by the applicable LFA), all necessary reports, documents, instruments, information, or applications required to be filed pursuant to the Communications Laws, and have paid all fees required to be paid pursuant to the Communications Laws, except as would not have a Material Adverse Effect.

Section 3.23            Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

ARTICLE IV

CONDITIONS

Section 4.01            Conditions to Closing. The obligation of Lender to close this Agreement is subject to the satisfaction of each of the following conditions:

(a)            Executed Loan Documents. This Agreement, a Note in favor of Lender (should it request a Note at least one Business Day prior to the Closing Date), and the Guaranty Agreements, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to Lender by the parties thereto and shall be in full force and effect, and no Default or Event of Default shall exist hereunder or thereunder.

(b)            Representations. The representations and warranties made by each Loan Party set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) as of the Closing Date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date).

(c)            No Material Adverse Effect. Since October 15, 2023, there shall not have been any Material Adverse Effect.

(d)            Officer’s Certificate. A certificate from an Authorized Officer of Holdings and the Borrower certifying that the conditions in Sections 4.01(b) and (c) have been satisfied.

(e)            Certificate of Secretary of each Loan Party. A certificate of an Authorized Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Loan Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) evidence of the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date.

(f)            Certificates of Good Standing. Certificates dated as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(g)            Solvency Certificate. Lender shall have received a solvency certificate substantially in the form of Exhibit K and signed by a Financial Officer of the Borrower or Holdings (at the Borrower’s option) confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Closing Date Transactions on the Closing Date.

(h)            Opinions of Counsel. Opinions of counsel to the Loan Parties addressed to Lender with respect to the Loan Parties, the Loan Documents and such other matters as Lender shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of Lender).

(i)            Expenses. All reasonable and documented out-of-pocket expenses incurred by Lender and required to be reimbursed by the Borrower hereunder, to the extent invoiced at least three Business Days prior to the Closing Date, shall have been paid.

(j)            PATRIOT Act, etc. Holdings, the Borrower and each of the other Loan Parties shall have provided to Lender, at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a Beneficial Ownership Certification for any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case to the extent requested of the Borrower at least 10 Business Days prior to the Closing Date.

Section 4.02            Conditions to Each Credit Event. The agreement of Lender to make any Loan (such event being called a “Credit Event”) requested to be made by it on any date after the Closing Date is subject to the satisfaction of the following conditions:

(a)            The representations and warranties made by each Loan Party set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date).

(b)            At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing or would result therefrom.

(c)            Lender shall have received a Borrowing Request from the Borrower in accordance with Section 2.02.

(d)            At the time of such Credit Event, (i) the aggregate amount of Revolving Commitments under and as defined in the Senior Secured Credit Agreement available to be drawn thereunder is less than $25.0 million or (ii) a Revolving Borrowing under and as defined in the Senior Secured Credit Agreement would cause the Testing Threshold under and as defined in the Senior Secured Credit Agreement to be met and the Borrower would not be in compliance with the covenants set forth in Section 6.11 of the Senior Secured Credit Agreement on a pro forma basis.

(e)            Since the most recent date that financial statements were delivered to Lender in accordance with Section 5.01 hereof, or to the extent such financial statements have not yet been required to be delivered in accordance with the terms hereof, since the Closing Date, no Material Adverse Effect has occurred.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (a), (b) and (d) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party hereby covenants and agrees with Lender that on or after the Closing Date and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full:

Section 5.01            Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to Lender copies of the following financial statements, reports, notices and information:

(a)            as soon as available and in any event within 45 days (or such shorter period for the filing of Holdings’ Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, commencing with the Fiscal Quarter ending March 31, 2024, a consolidated balance sheet of Holdings as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of Holdings for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of the Borrower; provided that if at the end of any applicable Fiscal Quarter there are any Unrestricted Subsidiaries, the Borrower shall also furnish a reasonably detailed presentation, either on the face of the annual financial statements delivered pursuant to this clause (a) or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries;

(b)            as soon as available and in any event within 90 days (or such shorter period as may be required for the filing of Holdings’ Form 10-K by the SEC) after the end of each Fiscal Year of Holdings, commencing with the Fiscal Year ending December 31, 2024, a copy of the annual audit report for such Fiscal Year for Holdings on a consolidated basis, including therein a consolidated balance sheet of Holdings as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Holdings for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Ernst & Young LLP or other independent public accountants reasonably acceptable to Senior Administrative Agent, together with a certificate from a Financial Officer of the Borrower (a “Compliance Certificate”) (i) containing a computation in reasonable detail of, and showing compliance with, the Financial Covenant (to the extent applicable) and computations of the Cumulative Credit and (ii) to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default, describing such Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); provided that if at the end of any applicable Fiscal Year there are any Unrestricted Subsidiaries, the Borrower shall also furnish a reasonably detailed presentation, either on the face of the annual financial statements delivered pursuant to this clause (b) or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries;

(c)            as soon as available and in any event within 45 days (or such shorter period as may be required for the filing of Holdings’ Form 10-Q by the SEC) after the end of each Fiscal Quarter referred to in clause (a) of this Section, a Compliance Certificate (i) containing a computation in reasonable detail of, and showing compliance with, the Financial Covenant (to the extent applicable) and (ii) to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

(d)            no later than 10 days prior to the commencement of each Fiscal Year of Holdings beginning with the 2024 Fiscal Year, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year and a narrative description from a Financial Officer describing such consolidated budget, in form satisfactory to Lender) and the succeeding Fiscal Years through the Fiscal Year ending on or immediately after the Maturity Date (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

(e)            promptly upon receipt thereof, copies of all reports submitted to Holdings or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit, in each case, to the extent such accountants have consented thereto;

(f)            as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(g)            as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding that would reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

(h)            promptly after the sending or filing thereof, copies of all reports which Holdings sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which Holdings or any of its Subsidiaries or any of its officers files with the SEC or any national securities exchange;

(i)            promptly upon becoming aware of the taking of any specific actions by the Loan Parties, their Subsidiaries or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Loan Parties, their Subsidiaries or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any Loan Party or any of their respective Subsidiaries or in the incurrence by any Loan Party or any of their respective Subsidiaries of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of any Loan Party or any of their respective Subsidiaries with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(j)            upon request by Lender, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates with the IRS with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as Lender shall reasonably request;

(k)            as soon as possible, notice of any other development that could reasonably be expected to have a Material Adverse Effect;

(l)            simultaneously with the delivery of financial statements pursuant to Sections 5.01(a) and (b), certifications by the chief executive officer and the chief financial officer or others under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC, without any exceptions or qualifications; and

(m)            such other information respecting the condition or operations, financial or otherwise, of any Loan Party or any of their respective Subsidiaries as Lender may from time to time reasonably request (including, without limitation, any information and documentation required by bank regulatory authorities under applicable “Know Your Customer” rules and regulations, the PATRIOT Act and the Beneficial Ownership Regulation).

Documents required to be delivered pursuant to Sections 5.01(a),(b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which Lender has access (whether a commercial, third-party website or whether sponsored by Lender). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Sections 5.01(b) and 5.01(c) to Lender.

Section 5.02            Compliance with Laws, etc. The Loan Parties will, and will cause each of their Subsidiaries to, comply in all respects with all Applicable Laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

(a)            the maintenance and preservation of their existence and their qualification as a foreign corporation, limited liability company or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

(b)            the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon them or upon their property except as provided in Section 5.14.

Section 5.03            [Reserved].

Section 5.04            [Reserved].

Section 5.05            Books and Records; Visitation Rights. Holdings and each of its Subsidiaries will keep books and records which accurately reflect its business affairs in all material respects and material transactions and permit Lender or its representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and, upon the reasonable request of Lender, to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

Section 5.06            Environmental Covenant. Each of the Loan Parties will and will cause each of its Subsidiaries to:

(a)            use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any non-effectiveness or noncompliance that would not reasonably be expected to have a Material Adverse Effect;

(b)            promptly notify Lender and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto; and

(c)            provide such information and certifications which Lender may reasonably request from time to time to evidence compliance with this Section 5.06.

Section 5.07            [Reserved].

Section 5.08            Existence; Conduct of Business. Each Loan Party will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and its Material Subsidiaries’ legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except (other than with regard to any such Loan Party’s existence and good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be) any failure which would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.09            Performance of Obligations. Each Loan Party will and will cause its Subsidiaries to perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as in the aggregate would not have a Material Adverse Effect.

Section 5.10            [Reserved].

Section 5.11            [Reserved].

Section 5.12            Further Assurances. The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any Applicable Law, or which Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Loan Parties.

Section 5.13            Use of Proceeds. The Borrower covenants and agrees that (a) the proceeds of the Commitments will be used to fund, directly or indirectly (by repaying or refunding other sources of funds), the Broadband Expansion Program (including, in part, as a temporary or bridge financing for one or more projects to be financed by investment vehicles pursuant to the U.S. Immigrant Investor Program described in Section 203(b)(5) of the Immigration and Nationality Act of 1952, as amended), and (b) it will not request any Loan, and shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.14            Payment of Taxes and Other Claims. Each Loan Party and its respective Subsidiaries will pay and discharge all material Taxes imposed upon it or upon its income or profits, or upon any Properties belonging to it, that are due and payable, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such Tax or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 5.15            [Reserved].

Section 5.16            Guarantees.

(a)            In the event that any Person becomes a Wholly Owned Domestic Subsidiary after the Closing Date (other than an Excluded Subsidiary), the Borrower will promptly notify Lender of that fact and within thirty (30) days cause such Wholly Owned Domestic Subsidiary to execute and deliver to Lender a counterpart of the Guaranty Agreement.

(b)            (i) Upon the termination of the Merger Agreement, with respect to any Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Subsidiary Loan Party at the time of such termination and for which notice, consent, approval, license or other authorization from a Governmental Authority would be necessary for such subsidiary to guarantee the Obligations (A) Holdings and the Borrower shall within 30 Business Days after such termination use commercially reasonable efforts to request the consent, approval, license or authorization of any applicable Governmental Authority for such subsidiary to guarantee the Obligations and (B) Holdings and the Borrower shall use their commercially reasonable efforts, to the extent permitted by Applicable Law, to obtain such consent, approval, license or authorization of such Governmental Authority; provided that Holdings and the Borrower shall not be required to take any action pursuant to this proviso that would reasonably be expected to result in any unreasonable cost to or impact on the business of Holdings and its Subsidiaries (in the good faith determination of the Borrower). In the event that such consent, approval, license or authorization referred to in the previous sentence is obtained, the Borrower will promptly notify Lender of that fact and within thirty (30) days cause such Wholly Owned Domestic Subsidiary to execute and deliver to Lender a counterpart of the Guaranty Agreement.

(ii)            With respect to any Wholly Owned Domestic Subsidiary that is not a Subsidiary Loan Party as of the Closing Date and that is subject as of the Closing Date to any agreement that prohibits, restricts or imposes any condition upon the ability of such Wholly Owned Domestic Subsidiary to guarantee the Obligations pursuant to the Guaranty Agreement, in the event (A) such agreement is terminated or such prohibition, restriction or condition is waived or no longer applicable to such Wholly Owned Domestic Subsidiary and (B) such Wholly Owned Domestic Subsidiary does not otherwise qualify as an Excluded Subsidiary or is otherwise not subject to an obligation to guarantee the obligations in respect of the Senior Secured Credit Agreement, the Borrower will promptly notify Lender of that fact and within thirty (30) days cause such Wholly Owned Domestic Subsidiary to execute and deliver to Lender a counterpart of the Guaranty Agreement.

Section 5.17            [Reserved].

Section 5.18            Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. Holdings will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the Borrower and their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) at any time that Holdings’ common stock is not publicly traded on a national securities exchange, (i) notify Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (ii) promptly upon the reasonable request of Lender, provide Lender any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full, each of the Loan Parties agrees with Lender that:

Section 6.01            Indebtedness; Certain Equity Securities.

(a)            The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur or assume (including by way of Guarantee) any Indebtedness, except Permitted Debt.

(b)            The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue any Preferred Stock or other Equity Interest of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part including upon the occurrence of any contingency (unless the terms of such Equity Interests provide that, upon the happening of such contingency, no such redemption, repurchase or similar payment with respect to such Equity Interests shall be required until either all Obligations have been paid in full and there are no outstanding Commitments or such redemption, repurchase or similar requirement would be permitted by the terms of this Agreement), or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests not permitted by this Section 6.01(b), in each case, on or prior to the 91st day after the Maturity Date. The foregoing shall not prohibit any Investment Transaction (including, without limitation, the issuance of any Preferred Stock or other Equity Interest pursuant thereto or in connection therewith or any accrual of interest or payment due on account of or pursuant thereto).

Section 6.02            Liens. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur or assume any Lien on any Property or asset now owned or hereafter acquired by them, other than Permitted Liens.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases.

Section 6.03            Fundamental Changes; Line of Business.

(a)            The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Wholly Owned Subsidiary may merge into the Borrower or Holdings in a transaction in which the Borrower or Holdings, as applicable, is the surviving entity, (ii) any Wholly Owned Subsidiary may merge with or into any Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary (and if any party to such merger is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party), and (iii) any Subsidiary may merge with or into an entity in a Permitted Acquisition in a transaction in which the surviving entity is (A) a Loan Party or (B) a Wholly Owned Subsidiary of the Borrower which shall become a Loan Party in accordance with Sections 5.11, 5.12 and 5.16 (to the extent required thereby); provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by Lender to expressly assume the obligations of each non-surviving entity under each of the Loan Documents, in each case, on the terms set forth therein and to the extent applicable.

(b)            Notwithstanding the foregoing, (x) any Subsidiary of Holdings may Dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to Holdings, the Borrower or a Subsidiary Loan Party; provided that in connection with the foregoing (1) the appropriate Loan Parties shall otherwise comply with the provisions of Section 5.12, in each case, on the terms set forth therein and to the extent applicable and (2) such Dispositions shall not be for more than the Fair Market Value of the assets being Disposed of and (y) any Subsidiary which is not a Subsidiary Loan Party (other than a Subsidiary described in Section 5.16(b)) may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party.

(c)            Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by Holdings and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto and extensions thereof and other businesses specified on Schedule 6.03(c).

(d)            [Reserved].

(e)            Notwithstanding anything to the contrary herein, this Section 6.03 shall not prohibit the Loan Parties and their Subsidiaries from making or disposing of any Investment permitted under Section 6.04.

(f)            Notwithstanding anything to the contrary herein, this Section 6.03 shall not prohibit any (i) Investment Transaction or (ii) any Investment not prohibited by Section 6.04 or any disposition not prohibited by Section 6.05 (as determined without giving effect to clause (e) thereof) or Section 6.06.

Section 6.04            Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not and will permit any of their Subsidiaries to, directly or indirectly, purchase or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any other Person, or make upfront payments or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” and collectively, “Investments”), except Permitted Investments.

Section 6.05            Asset Sales. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of any asset, including any Equity Interest owned by them, nor will Holdings permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

(a)            sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;

(b)            sales, transfers and dispositions to Holdings, the Borrower or any Subsidiary Loan Party;

(c)            the lease or sublease of Real Property in the ordinary course of business and not constituting a Sale and Leaseback Transaction;

(d)            sales of Cash Equivalents on ordinary business terms;

(e)            Liens permitted by Section 6.02, Investments permitted under Section 6.04 and transactions permitted by Section 6.03;

(f)            sales of accounts receivable of a Loan Party that are past due in the ordinary course of business;

(g)            licensing and cross-licensing arrangements involving any technology or other intellectual property of a Loan Party or a Subsidiary which does not materially restrict the ability of such Loan Party or Subsidiary to use the technology or other intellectual property so licensed;

(h)            Dispositions of property; provided that (1) at the time of such Disposition, no Default shall exist or would result from such Disposition, (2) such Disposition is for Fair Market Value, and (3) with respect to any individual Disposition pursuant to this clause (h) for a purchase price in excess of $5.0 million, or Dispositions pursuant to this clause (h) with an aggregate purchase price in excess of $25.0 million, Holdings, the Borrower or the applicable Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this clause (h)(3), the following shall be deemed to be cash: (A) any liabilities (as shown on Holdings’, the Borrower’s or the applicable Subsidiary’s, as applicable, most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings, the Borrower or the applicable Subsidiary from such transferee that are converted by Holdings, the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) any Designated Non-Cash Consideration received by Holdings, the Borrower or any of its Subsidiaries in such Disposition having an aggregate Fair Market Value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $100.0 million and 3% of Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(i)            Permitted Asset Swaps;

(j)            sales, transfers or dispositions by any Subsidiary that is not a Loan Party (other than a Subsidiary described in Section 5.16(b) ) to any other Subsidiary that is not a Loan Party; and

(k)            any Investment Transaction and any Disposition made pursuant thereto or in connection therewith;

provided that notwithstanding anything to the contrary herein (i) none of Holdings, the Borrower or any Subsidiary shall contribute or Dispose of to any Unrestricted Subsidiary any intellectual property that is material to Holdings and its Subsidiaries, taken as a whole and (ii) the Borrower on behalf of itself, the other Loan Parties and their respective subsidiaries (including any Unrestricted Subsidiaries) covenants and agrees that any Disposition by any Unrestricted Subsidiary (other than sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business) shall, with respect to any such Disposition for a purchase price in excess of $1.0 million, be for Fair Market Value and with respect to any such individual Disposition for a purchase price in excess of $5.0 million, or such Dispositions with an aggregate purchase price in excess of $25.0 million, the applicable Unrestricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents.

Section 6.06            Sale and Leaseback Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property sold or transferred (a “Sale and Leaseback Transaction”) except for (i) the sale or transfer of such Property that is permitted by Section 6.05 and (ii) Lien arising in connection with the use of such Property by any Loan Party or a Subsidiary is permitted by Section 6.02.

Section 6.07            Restricted Payments. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except for any Permitted Restricted Payments. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.07 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

Section 6.08            Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates involving aggregate payments or Fair Market Value in respect of each such transaction or series of related transactions in excess of $25,000,000, unless such transactions are in the ordinary course of such Loan Party’s or such Subsidiary’s business and are at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except:

(i)            transactions between or among Holdings, the Borrower and/or any one or more of their respective Subsidiaries;

(ii)          any Restricted Payment permitted by Section 6.07 and any transaction permitted by Section 6.03;

(iii)          fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Holdings or any of its Subsidiaries as determined in good faith by the board of directors of Holdings;

(iv)         loans and advances to employees of Holdings or any of its Subsidiaries permitted by Section 6.04;

(v)          transactions pursuant to the agreements set forth on Schedule 6.08(v) as such agreements are in effect on the Closing Date and as amended in accordance with Section 6.10;

(vi)         in the case of any joint venture in which Holdings or any Subsidiary has an interest, so long as the other party or parties to the joint venture which are not Affiliates of Holdings or any Subsidiary own at least 50% of the equity of such joint venture, transactions between such joint venture and Holdings or any Subsidiary that are at prices and on terms and conditions not less favorable to Holdings or any Subsidiary than could be obtained on an arm’s length basis from unrelated third parties; and

(vii)       any Investment Transaction and the performance of all obligations and agreements thereunder or entered into in connection therewith, including, without limitation, the payment of all fees, expenses, bonuses and awards related to or contemplated by the Investment Transactions.

Section 6.09            Restrictive Agreements. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into or incur any agreement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Holdings or any other Subsidiary to Guarantee Indebtedness of the Borrower or any other Subsidiary Loan Party under the Loan Documents or to transfer property to Holdings or any of its Subsidiaries; provided that the foregoing shall not apply to:

(i)            conditions imposed by law (including orders of State PUCs), by any Loan Document, by any Senior Secured Credit Document or by any Senior Secured Note Document;

(ii)           solely in the case of clause (a), assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

(iii)          restrictions and conditions existing on the Closing Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09(iii) (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

(iv)         limitations in any Indebtedness permitted to be incurred pursuant to Section 6.01 or any agreements relating to the Investment Transactions;

(v)          any agreement in effect at the time any Person becomes a Subsidiary of Holdings; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(vi)         customary restrictions and conditions contained in agreements relating to the sale of assets pending such sale; provided such restrictions and conditions apply only to the assets to be sold and such sale is permitted hereunder; and

(vii)        solely in the case of clause (a), customary provisions in leases and contracts in the ordinary course of business between and among Holdings and its Subsidiaries and their customers and other contracts restricting the assignment thereof.

Section 6.10            Amendments or Waivers of Certain Documents.

(a)            The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) the terms of any Organic Document in a manner that is materially adverse to Lender.

(b)            The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or grant a waiver under the Senior Secured Credit Documents in a manner that is materially adverse to the rights and remedies of the Lender under the Loan Documents.

Section 6.11            Consolidated First Lien Leverage Ratio. Upon the termination of the Merger Agreement (the “Financial Covenant Trigger Date”) and thereafter, the Borrower will not permit the Consolidated First Lien Leverage Ratio as of the last day of any Fiscal Quarter (beginning with the end of the first full Fiscal Quarter ending after the Financial Covenant Trigger Date), solely to the extent that on such date any Loans are outstanding hereunder, to exceed:

(a)            in the event the Financial Covenant Trigger Date occurs prior to the Unwind Date,

(i)             8.25 to 1.00, from and including the Closing Date to and including December 31, 2024,

(ii)            8.00 to 1.00, from and including January 1, 2025 to and including March 31, 2025,

(iii)           7.75 to 1.00, from and including April 1, 2025 to and including June 30, 2025,

(iv)           7.50 to 1.00, from and including July 1, 2025 to and including September 30, 2025,

(v)            7.25 to 1.00 from and including October 1, 2025 to and including December 31, 2025,

(vi)           7.00 to 1.00, from and including January 1, 2026 to and including March 31, 2026,

(vii)          6.75 to 1.00, from and including April 1, 2026 to and including June 30, 2026,

(viii)         6.50 to 1.00, from and including July 1, 2026 to and including September 30, 2026, and

(ix)            6.35 to 1.00 from and including October 1, 2026 and thereafter, and

(b)            in the event the Financial Covenant Trigger Date occurs after the Unwind Date,

(i)            in the event the Unwind Date occurs prior to June 30, 2025, 6.85 to 1.00, for the period from and including the Unwind Date to and including June 30, 2025, and

(ii)           6.35 to 1.00 for the period from and including July 1, 2025 and thereafter.

Section 6.12            Non-circumvention. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into or incur any agreement or modify or amend any agreement in any manner that would materially impair the ability of any Loan Party to perform its payment obligations when due in accordance with the Loan Documents to which it is a party.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01            Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute (i) an “Event of Default”, if any Loans are outstanding, and (ii) an “Event of Termination”, if no Loans are outstanding:

(a)            The Borrower shall default (i) in the payment when due of any principal of any Loan, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of five Business Days), or (iii) in the payment when due of any previously invoiced amount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five Business Days).

(b)            Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) when made or deemed made.

(c)            The Borrower shall default in the due performance and observance of any of its obligations under clause (f), (g), (i) or (k) of Section 5.01 or any Loan Party or any of their Subsidiaries shall fail to comply with clause (a) of Section 5.02, or Article VI; provided that notwithstanding this clause (c), any breach of Section 6.11 is subject to cure as provided in Section 7.02.

(d)            Any Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date written notice of such default is delivered by Lender to the Borrower or by any Loan Party to Lender pursuant to Section 5.01(f).

(e)            A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that no breach or default by the Borrower under Section 6.11 of the Senior Secured Credit Agreement (as in effect as of the Closing Date) will constitute an Event of Default or Event of Termination (as applicable) unless and until such breach or default has (x) resulted in the acceleration of the maturity of any Indebtedness in respect of the Senior Secured Credit Agreement or (y) otherwise caused any Indebtedness in respect of the Senior Secured Credit Agreement to become due and payable in whole prior to its expressed maturity date. Notwithstanding the foregoing, for so long as no Loans are outstanding, if any default described in this paragraph (e) occurs, Lender shall not be permitted to take any of the actions described in Section 7.05; provided that Lender shall be under no obligation to make Loans during the continuation of such default.

(f)            Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $50.0 million individually or in the aggregate shall be rendered against Holdings or any of its Subsidiaries (or any combination thereof) and

(i)            enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

(ii)           such judgment has not been stayed, vacated or discharged within 60 days of entry; or

(iii)           there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of the Borrower.

(g)            Any of the following events shall occur:

(i)            the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could expect to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or

(ii)            an ERISA Event, or termination, withdrawal or noncompliance with Applicable Law or plan terms with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and terminations, withdrawals and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

(h)            Any Change in Control shall occur.

(i)            Any Loan Party or any of their Subsidiaries shall:

(i)            apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

(ii)            in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that each Loan Party and each such Subsidiary hereby expressly authorizes Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iii)            permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (except to the extent permitted by Section 6.03(b)), in respect of any Loan Party or any such Subsidiary and, if any such case or proceeding is not commenced by such Loan Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Loan Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed; provided that each Loan Party and each such Subsidiary hereby expressly authorizes Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(iv)            take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

(v)            The obligations of Holdings or any Subsidiary Loan Party under the Guaranty Agreement, as applicable, shall cease to be in full force and effect or any such Loan Party shall repudiate its obligations thereunder.

Section 7.02            Right to Cure.

(a)            Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower shall fail to comply with the requirements of Section 6.11 as of the last day of any Fiscal Quarter, at any time after the beginning of such Fiscal Quarter until the expiration of the 10th Business Day subsequent to the date on which the financial statements with respect to such Fiscal Quarter (or the Fiscal Year ended on the last day of such Fiscal Quarter) are required to be delivered pursuant to Sections 5.01(a) or (b), as applicable (such date, the “Cure Expiration Date”), Holdings shall have the right to issue Equity Interests (which shall be common equity or otherwise in a form reasonably acceptable to Lender) for cash or otherwise receive cash contributions to the capital of Holdings (collectively, the “Cure Right”), and upon the receipt by Holdings of the net proceeds of such issuance or such contribution that are not otherwise applied (the “Cure Amount”), Consolidated EBITDA as used in the calculation of the Consolidated First Lien Leverage Ratio for purposes of Section 6.11 shall be recalculated giving effect to the following pro forma adjustment:

(i)            Consolidated EBITDA shall be increased with respect to such applicable Fiscal Quarter and any four Fiscal Quarter period that contains such Fiscal Quarter, solely for the purpose of measuring the Consolidated First Lien Leverage Ratio for purposes of Section 6.11 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)            if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of Holdings and the Subsidiaries (and without giving pro forma effect to any actual repayment of any Indebtedness during such Fiscal Quarter with any portion of the Cure Amount), in each case, with respect to such Fiscal Quarter only), the Borrower shall then be in compliance with the requirements of Section 6.11, the Borrower shall be deemed to have satisfied the requirements of Section 6.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of or default under Section 6.11 that had occurred shall be deemed cured for the purposes of this Agreement;

(b)            Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period of Holdings there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.11 and any amounts in excess thereof shall not be deemed to be a Cure Amount and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Amount for determining compliance Section 6.11 for the four Fiscal Quarter period ended as of the end of the Fiscal Quarter for which the Cure Amount was made (but any such reduction shall be given effect in calculations of Section 6.11 in subsequent Fiscal Quarters). Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for all purposes other than determining compliance with Section 6.11 and, for the avoidance of doubt, shall not increase the Cumulative Credit.

(c)            Notwithstanding anything herein to the contrary, after receipt of the notice described in the proviso to clause (a) above, Lender shall not exercise the right to accelerate the Loans or terminate the Commitments and Lender shall not exercise any remedy solely on the basis of an Event of Default having occurred and being continuing with respect to Section 6.11, in each case, at any time prior to the Cure Expiration Date (except to the extent that Holdings has confirmed in writing that it does not intend to provide the Cure Amount). Lender shall not be required to make any Loan in respect of its Commitments during the ten (10) Business Day period referred to above unless Holdings has received the proceeds of the Cure Amount.

(d)            In the event the Borrower is in compliance with the financial covenant contained in Section 6.11 but is in default of Section 6.11 of the Senior Secured Credit Agreement, and such default is cured pursuant to Section 7.02 of the Senior Secured Credit Agreement, then Consolidated EBITDA shall be increased by the “Cure Amount” as defined in, and on the same terms as set forth in, the Senior Secured Credit Agreement solely for purposes of determining compliance with the financial covenant contained in Section 6.11.

Section 7.03            Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.

Without limiting the foregoing, it is understood and agreed that if the Loans are accelerated at any time on or after the MOIC Trigger Date as a result of an Event of Default, (including, but not limited to Section 7.01(i) or upon the occurrence or commencement of any bankruptcy or insolvency proceeding or other event pursuant to any applicable Debtor Relief Laws (including the acceleration of claims by operation of law)), the Loans that become due and payable shall include the Applicable MOIC determined as of such date if such Loans were voluntarily prepaid pursuant to Section 2.05(a) on such date, which shall become immediately due and payable by the Loan Parties and shall constitute part of the Obligations as if the Loans were being voluntarily prepaid or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a good faith reasonable estimate and calculation of Lender’s lost profits and/or actual damages as a result thereof. The Applicable MOIC shall also be automatically and immediately due and payable if and to the extent, at any time on or after the MOIC Trigger Date, the Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means in connection with an Event of Default described in the preceding sentence, including without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. The Applicable MOIC payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by Lender as the result of early repayment or prepayment of the Loans (and not unmatured interest or a penalty) and the Borrower and the other Loan Parties agree that it is reasonable under the circumstances currently existing. If the Applicable MOIC becomes due and payable pursuant to this Agreement, the Applicable MOIC shall be deemed to be principal of the Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of the Loans (including the Applicable MOIC). In the event the Applicable MOIC is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, the Applicable MOIC shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE MOIC IN CONNECTION WITH ANY SUCH ACCELERATION at any time on or after the MOIC Trigger Date. The Borrower and the other Loan Parties expressly acknowledge and agree (to the fullest extent they may lawfully do so) that:

(i)            the Applicable MOIC is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel;

(ii)           the Applicable MOIC shall each be payable under the circumstances described herein notwithstanding the then prevailing market rates at the time payment or redemption is made;

(iii)          there has been a course of conduct between Lender, the Borrower and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable MOIC under the circumstances described herein;

(iv)         the Applicable MOIC shall not constitute unmatured interest, whether under section 502(b) of the Bankruptcy Code or otherwise;

(v)          the applicable MOIC does not constitute a penalty or an otherwise unenforceable or invalid obligation;

(vi)         any such Loan Party shall not challenge or question, or support any other person in challenging or questioning, the validity or enforceability of the Applicable MOIC at any time on or after the MOIC Trigger Date under the circumstances described herein, and such Loan Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Applicable MOIC, and

(vii)        the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

The Borrower and the other Loan Parties expressly acknowledge that its agreement to pay or guarantee the payment of the Applicable MOIC to Lender as herein described are individually and collectively a material inducement to Lender to make available (or be deemed to make available) the Loans and the Commitments hereunder. Any reference to “par” at any time on or after the MOIC Trigger Date will include any Applicable MOIC or accrued and unpaid interest that is added to principal theretofore so added. The parties acknowledge that the Applicable MOIC provided for under this Agreement is believed to represent a genuine estimate of the losses that would be suffered by Lender as a result of the Borrowers’ and the other Loan Parties’ breach of its obligations under this Agreement. The Borrower and the other Loan Parties waive, the fullest extent permitted by law, the benefit of any statute affecting its liability hereunder or the enforcement hereof. Nothing in this paragraph is intended to limit, restrict, or condition any of the Borrower’s or the other Loan Parties’ obligations, rights or remedies hereunder.

Section 7.04            Action if Financial Covenant Event of Default. If any Event of Default or Event of Termination described in Section 7.01(c) shall occur as a result of a breach or default by the Borrower under Section 6.11 then, during the continuance of such Event of Default or Event of Termination, Lender shall by written notice to the Borrower (i) declare all or any portion of the outstanding principal amount of the Loans to be due and payable (whereupon the full unpaid amount of such Loans which shall be so declared due and payable, without further notice, demand or presentment) and/or (ii) declare the Commitments (if not theretofore terminated) to be terminated (whereupon the Commitments shall terminate); provided that no such declaration may occur with respect to any action taken, and publicly reported or reported to Lender, more than two years prior to such declaration; provided, further, that such two year limitation shall not apply if Lender has commenced any remedial action (whether as set forth in this Section 7.04 or as otherwise set forth in the Loan Documents) in respect of any such Default or Event of Default prior to such time.

Section 7.05            Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 7.01(i) or Section 7.01(c) as a result as a breach or default by the Borrower under Section 6.11) shall occur for any reason, whether voluntary or involuntary, and be continuing, Lender shall, by written notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate; provided that no such declaration may occur with respect to any action taken, and publicly reported or reported to Lender, more than two years prior to such declaration; provided, further, that such two year limitation shall not apply if Lender has commenced any remedial action (whether as set forth in this Section 7.05 or as otherwise set forth in the Loan Documents) in respect of any such Default or Event of Default prior to such time.

Section 7.06            Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, Lender may, by notice from Lender to the Borrower (except (i) if an Event of Termination described in clauses (i) through (iv) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate and (ii) if an Event of Termination described in Section 7.01(c) shall have occurred as a result as a breach or default by the Borrower under Section 6.11) declare their Commitments terminated, and upon such declaration Lender shall have no further obligation to make any Loans hereunder; provided that no such declaration may occur with respect to any action taken, and publicly reported or reported to Lender, more than two years prior to such declaration; provided, further, that such two year limitation shall not apply if Lender has commenced any remedial action (whether as set forth in this Section 7.06 or as otherwise set forth in the Loan Documents) in respect of any such Default or Event of Default prior to such time. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

Section 7.07            Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to this Article VII, all payments received by Lender upon the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting indemnities, expenses and other amounts, including attorneys’ fees, payable to Lender;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 7.08            Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of Lender set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

ARTICLE VIII

[RESERVED]

ARTICLE IX
MISCELLANEOUS

Section 9.01            Notices.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:        2116 South 17th Street

Mattoon, Illinois 61938
Attention:        Fred Graffam III
E-mail:              fred.graffam@consolidated.com

With copies to:             Latham & Watkins LLP

811 Main Street, Suite 3700
Houston, TX 77002
Attention of:   Pamela Kellet
E-mail:              Pamela.Kellet@lw.com

If to Lender:                   c/o Searchlight Capital Partners

745 Fifth Avenue, 26th Floor
New York, NY 10151

Attention of:   Nadir Nurmohamed

  Timothy Austin

Facsimile No.: 212-207-3837

Email:                nmurmohamed@searchlightcap.com

  taustin@searchlightcap.com

With copies to:            Wachtell, Lipton, Rosen & Katz

51 West 52nd Street
New York, NY 10019
Attention of:   John R. Sobolewski
E-mail:              JRSobolewski@wlrk.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in said paragraph (b).

(b)            Electronic Communications. Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that for both clauses (i) and (ii) if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)            Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02            Amendments, Waivers and Consents. Except as set forth in this Agreement or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by Lender, and any consent given by Lender, if, but only if, such amendment, waiver or consent is in writing signed by Lender and, in the case of an amendment, signed by the Borrower.

Section 9.03            Expenses; Indemnity.

(a)            Costs and Expenses. The Borrower and each other Loan Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of a single counsel selected by Lender to Lender and to the extent reasonably determined by Lender to be necessary, one local counsel in each applicable jurisdiction and, in the case of an actual or reasonably perceived conflict of interest where the party affected by such conflict has notified the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel per affected party), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all reasonable out of pocket expenses incurred by Lender (including the reasonable fees, charges and disbursements of a single counsel selected by Lender and to the extent reasonably determined by Lender to be necessary, one local counsel selected by Lender in each applicable jurisdiction (and, in the case of an actual or reasonably perceived conflict of interest where the party affected by such conflict has notified the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel per affected party)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            Indemnification by the Borrower. The Borrower shall indemnify Lender, and each Related Party of any Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Claim related in any way to Holdings or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Borrower, its affiliates, its equityholders or creditors, any other Loan Party, an Indemnitee or any other person, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (x) [reserved], (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Closing Date Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (z) shall limit the Borrower’s indemnity and reimbursement obligations to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party with respect to which the applicable Indemnitee is entitled to indemnification or reimbursement under this Section 9.03. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            [Reserved].

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            Payments. All amounts due under this Section 9.03 shall be payable promptly after demand therefor.

(f)            Survival. Each Person’s obligations under this Section 9.03 shall survive the termination of the Loan Documents and the payment of its obligations hereunder.

Section 9.04            Right of Set Off. If an Event of Default shall have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to Lender, irrespective of whether or not Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and its Affiliates under this Section 9.04 are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.05            Governing Law; Jurisdiction, Etc.

(a)            Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York.

(b)            Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York located in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.06            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

Section 9.07            [Reserved].

Section 9.08            Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Lender. Therefore, the Borrower agrees that Lender, at Lender’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.09            Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower shall so request, Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 9.10            Successors and Assigns; Participations.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 9.10, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 9.10, (iv) following the termination of the Merger Agreement or (v) upon the occurrence and continuation of any Event of Default (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 9.10 and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            [Reserved].

(c)            Register. The Borrower shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lender and its successors and permitted assigns, and the Commitment of, and principal amounts of (and stated interest on) the Loan owing to Lender and its successors and permitted assigns pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and Lender (but only to the extent of entries in the Register that are applicable to Lender), at any reasonable time and from time to time upon reasonable prior notice.

Subject to acceptance and recording thereof by the Borrower pursuant to this Section 9.10(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. To the extent an assignee is assigned less than 100% of the Lender’s rights and obligations under this agreement, the Lender and such assignee(s) may, at their discretion, set forth their relative rights and obligations (as amongst themselves) with respect to the Loans and the Loan Documents in one or more agreements (each an “Agreement Among Lenders”). In the event of any conflict between any such Agreement Among Lenders and the Loan Documents, (1) the provisions of such agreement among lenders shall control solely with regard to such rights and obligations as amongst the Lender and such assignee(s) and (2) the provisions of the applicable Loan Document shall control with regard to the rights and obligations of the Borrower in respect of the “Lender”.

(d)            Participations. Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for or owned and operated for the primary benefit of, a natural person), a Disqualified Lender or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02 that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered solely to the participating Lender)) to the same extent as if it were Lender and had acquired its interest by assignment pursuant to paragraphs (a) or (c) of this Section 9.10; provided that such Participant shall not be entitled to receive any greater payment under Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were Lender, provided such Participant shall be subject to Section 2.13 and Section 7.07 as though it were Lender.

If Lender sells a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)            [Reserved].

(f)            Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

Section 9.11            Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties in connection with the credit facility established hereunder, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to Holdings, the Borrower or any of their respective Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by or required to be disclosed to, any rating agency or any regulatory or similar authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with Lender’s regulatory compliance policy (in which case, Lender shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) [reserved], (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or any action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction under which payments are to be made by reference to the Borrower and its Obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding Holdings and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the credit facility established hereby or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereby, (h) with the consent of the Borrower, (i) to deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to Lender in connection with the administration of the Loan Documents, (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a third party that is not, to such Person’s knowledge, subject to confidential obligations to the Borrower,(k) to the extent that such information is independently developed by such Person or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.12            Performance of Duties. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.

Section 9.13            All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lender and any Persons designated by Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remains in effect.

Section 9.14            Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which Lender is entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect Lender against events arising after such termination as well as before.

Section 9.15            Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 9.16            Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, Lender and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction.

Section 9.17            Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)            Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by Lender, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Lender has agreed to accept such Electronic Signature from any party hereto, Lender and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Lender and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 9.18            Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 9.19            USA PATRIOT Act. Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.20            [Reserved].

Section 9.21            No Advisory or Fiduciary Responsibility.

(a)            In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and Lender, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) Lender has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and Lender has no obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and Lender has no any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against Lender (in its capacity as such) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

(b)            Each Loan Party acknowledges and agrees that Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of Holdings, the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if Lender or Affiliate thereof were not Lender or an Affiliate thereof and without any duty to account therefor to Holdings, the Borrower or any Affiliate of the foregoing.  Lender and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities established hereby or otherwise without having to account for the same to the Borrower or any Affiliate of the foregoing.

Section 9.22             [Reserved].

Section 9.23            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.24            Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

As used in this Section 9.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:	/s/ Fred Graffam III
Name:	Fred Graffam III
Title:	Executive Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:	/s/ Fred Graffam III
Name:	Fred Graffam III
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Term Loan Agreement]

SEARCHLIGHT CVL AGG, L.P., as Lender

By: Searchlight III CVL GP, LLC, its general partner

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Officer

[Signature Page to Term Loan Agreement]

EXHIBIT A
FORM OF BORROWING REQUEST

Dated as of: [ • ]

SEARCHLIGHT CVL AGG, L.P.,

as Lender

c/o Searchlight Capital Partners
745 Fifth Avenue, 26th Floor
New York, NY 10151

Attention of:    Nadir Nurmohamed

   Timothy Austin

Ladies and Gentlemen:

This irrevocable Borrowing Request is delivered to you pursuant to Section 2.02(a) of the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

1.            The Borrower hereby requests that the Lender make a Loan to the Borrower in the aggregate principal amount of $[ • ].1

2.            The Borrower hereby requests that such Loan be made on the following Business Day: [ • ].2

3.            The Borrower hereby requests that the proceeds of such Loan be disbursed into [the account identified in the most recent Notice of Account Designation delivered by the Borrower to the Lender] [the following account(s), which supersedes any direction provided in a previously delivered Notice of Account Designation]:

ABA Routing Number:
Account Number:

[Signature Page Follows]

1 Complete with an amount in accordance with Section 2.02(b) of the Term Loan Agreement.

2 Complete with a Business Day no earlier than three (3) weeks subsequent to the date of this Borrowing Request in accordance with Section 2.02(a) of the Term Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:
Name:
Title:

Consolidated Communications, Inc.

Borrowing Request

Signature Page

Exhibit B
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 (the “Standard Terms and Conditions”) attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Lender as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and (iii) except as expressly provided in this Assignment and Assumption, is without representation or warranty by [the][any] Assignor.

3 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

4 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

5 Select as appropriate.

6 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:[7]

2.	Assignee[s]:[8]

3.	Borrower:	Consolidated Communications, Inc., an Illinois corporation (the “Borrower”).

4.	Lender:	Searchlight CVL AGG, L.P., a Delaware limited partnership, including any successor thereto, as the Lender under the Term Loan Agreement

5.	Term Loan Agreement:

The Term Loan Agreement, dated as of March 21, 2024, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), the Borrower, and Searchlight CVL AGG, L.P., a Delaware limited partnership, as Lender.

6.	Assigned Interest:

Assignor[s][9]	Assignee[s][10]	Commitments / Loans Assigned[11]	Aggregate Amount of [Commitments / Loans] for the Lender under such Facility[12]	Amount of [Commitments / Loans] Assigned under such Facility	Percentage Assigned of [Commitments / Loans][13]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

7.	Trade Date:	][14]

[Signature Page Follows]

7 List each Assignor, as appropriate.

8 List each Assignee, as appropriate.

9 List each Assignor, as appropriate.

10 List each Assignee, as appropriate.

11 Fill in the appropriate terminology for the loans and/or commitments under the Term Loan Agreement that are being assigned under this Assignment and Assumption (e.g., Commitments or Loans).

12 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

13 Set forth, to at least 9 decimals, as a percentage of the Commitments / Loans of the Lender thereunder.

14 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _________________ ____, 20___ [WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consolidated Communications, Inc.

Assignment and Assumption

Signature Page

[Consented to and][15] Accepted for Recordation in the Register:

CONSOLIDATED COMMUNICATIONS, INC., as Borrower

By:
Name: Title:

[15]	To be added only if the consent of the Borrower is required by Section 9.1(a)(i) of the Term Loan Agreement.

Consolidated Communications, Inc.
Assignment and Assumption

Signature Page

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1            Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2            Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 9.10(a) of the Term Loan Agreement (subject to such consents, if any, as may be required under Section 9.10(a) of the Term Loan Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Lender or any other Lender and their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Lender, [the][any] Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Lender shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by any Assignee and any Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

Dated as of: [ • ]

The undersigned,16 on behalf of Consolidated Communications, Inc., an Illinois corporation ( the “Borrower”), hereby certifies to the Lender, each as defined in the Term Loan Agreement referred to below, as follows:

1.            This certificate is delivered to you pursuant to [Section 5.01(b)]17 [Section 5.01(c)] of the Term Loan Agreement dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

2.            I have reviewed the terms of the Term Loan Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Holdings during the accounting period covered by the financial statements referred to in Paragraph 1 above. In the course of such review I have not become aware of any Default that has occurred and is continuing, [or, if the applicable Financial Officer has become aware of any such Default, describe such Default and the steps, if any, being taken to cure it.]

3.            [The Cumulative Credit, and calculations determining such figure, are each set forth on the attached Schedule 1.]18 [The Borrower is in compliance with the Financial Covenant as shown on such Schedule 1.]19

[Signature Page Follows]

16 To be a Financial Officer of the Borrower.

17 For any Compliance Certificate delivered in connection with Section 5.01(b) of the Term Loan Agreement, to be delivered with a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); provided, that if at the end of any applicable Fiscal Year there are any Unrestricted Subsidiaries, the Borrower shall also furnish a reasonably detailed presentation, either on the face of the annual financial statements delivered pursuant to Section 5.01(b) or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

18 For any Compliance Certificate delivered in connection with Section 5.01(b).

19 For any Compliance Certificate delivered in connection with Section 5.01(b) from and after the Financial Covenant Trigger Date

WITNESS the following signatures as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.
Assignment and Assumption

Signature Page

Schedule 1
to
Compliance Certificate

[To be provided in a form acceptable to the Lender]

EXHIBIT D
FORM OF NOTE

________________, 20__

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to ____________ or registered assigns (the “Lender”), at the place and times provided in the Term Loan Agreement referred to below, the principal amount of all Loans made by the Lender pursuant to that certain Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Term Loan Agreement and shall bear interest as provided in Section 2.08 of the Term Loan Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Term Loan Agreement.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Term Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Term Loan Agreement) notice of any kind with respect to this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.
Note

Signature Page

EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a trade or business within the United States.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so and (b) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding each such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[ • ], 20[ • ]

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a trade or business within the United States.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding each such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ • ], 20[ • ]

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its Applicable Partners/Members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (e) none of its Applicable Partners/Members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (f) no payments under any Loan Document are effectively connected with the undersigned’s or any of its Applicable Partners’/Members’ conduct of a trade or business within the United States.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding each such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ • ], 20[ • ]

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its Applicable Partners/Members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (e) none of its Applicable Partners/Members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (f) no payments under any Loan Document are effectively connected with the undersigned’s or any of its Applicable Partners’/Members’ conduct of a trade or business within the United States.

The undersigned has furnished the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so, and (ii) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding each such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[ • ], 20[ • ]

EXHIBIT F
[Reserved]

EXHIBIT G
FORM OF NOTICE OF PREPAYMENT

Dated as of: [ • ]

Searchlight CVL AGG, L.P.,

as Lender

c/o Searchlight Capital Partners
745 Fifth Avenue, 26th Floor
New York, NY 10151

Attention of:   Nadir Nurmohamed

  Timothy Austin

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 2.05(a) of the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

1.            The Borrower hereby provides notice to the Lender that it intends to repay the Loans in the following amount: [ • ].20

2.            The Borrower shall repay the above-referenced Loans on the following Business Day:21

3.            [The prepayment described in this Notice of Prepayment is conditioned upon [ • ]22 (the “Condition”). If the Condition is not satisfied, the Borrower may revoke this Notice of Prepayment by notice to the Lender prior to the date of prepayment specified herein].

[Signature Page Follows]

[20]	Complete with an amount in accordance with Section 2.05(a) of the Term Loan Agreement.
[21]	Complete with a date no earlier than two (2) Business Days subsequent to date of this Notice of Prepayment.
[22]	Describe other financing or other transaction or condition.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.
Notice of Prepayment

Signature Page

EXHIBIT H
FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated as of: [ • ]

Searchlight CVL AGG, L.P., a Delaware limited partnership,

as Lender

c/o Searchlight Capital Partners
745 Fifth Avenue, 26th Floor
New York, NY 10151

Attention of:   Nadir Nurmohamed

  Timothy Austin

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.02(c) of the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”).

1.            The Lender is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:
Account Number:

2.            This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Lender.

3.            Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:
Name:
Title:

Consolidated Communications, Inc.
Notice of Account Designation

Signature Page

EXHIBIT I

[reserved]

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM OF SOLVENCY CERTIFICATE

[ • ]

This Solvency Certificate is delivered pursuant to Section 4.01(g) of the Term Loan Agreement, dated as of March 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Term Loan Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), and Searchlight CVL AGG, L.P., a Delaware limited partnership, as lender (in such capacity, together with its successors and permitted assigns in such capacity, “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.

The undersigned hereby certifies, solely in [his] [her] capacity as an officer of [the Borrower] [Holdings] and not in [his] [her] individual capacity, as follows:

1.            I am the [Chief Financial Officer] of [the Borrower] [Holdings]. I am familiar with the Transactions, and have reviewed the Term Loan Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2.            As of the date hereof, immediately after giving effect to the consummation of the Closing Date Transactions, on and as of such date (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3.            As of the date hereof, immediately after giving effect to the consummation of the Closing Date Transactions, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such Subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in [his] [her] capacity as [Chief Financial Officer] of [the Borrower] [Holdings] and not individually and the undersigned shall have no personal liability to the Lender or the Lender with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

[ • ],

By:
Name:
Title:	[Chief Financial Officer]

Consolidated Communications, Inc.
Secured Hedging Provider Designation
Signature Page

Schedule 3.03

Government Approval, Regulation, etc.

None.

1

Schedule 3.05(b)

Other Liabilities

1.	Indebtedness pursuant to the Senior Secured Credit Documents

2.	Indebtedness pursuant to the Senior Secured Notes Documents

2

Schedule 3.07

Litigation

None.

3

Schedule 3.08

Compliance with Laws and Agreements

None.

4

Schedule 3.09

Subsidiaries

Loan Party #	Legal Name	Type of Entity	Record Owner	% Owned	Loan Party (Y/N)
1.	Consolidated Communications Holdings, Inc.	Delaware Corporation	-	-	Y
2.	Consolidated Communications, Inc.	Illinois Corporation	Consolidated Communications Holdings, Inc.	100%	Y
3.	Consolidated Communications of Comerco Company	Washington Corporation	Consolidated Communications, Inc.	100%	N
4.	Consolidated Communications of Washington Company, LLC	Delaware Limited Liability Company	Consolidated Communications of Comerco Company	100%	N
5.	Berkshire Cable Corp.	New York Corporation	Berkshire Telephone Corporation	100%	N
6.	Berkshire Cellular, Inc.	New York Corporation	Berkshire Telephone Corporation	100%	Y
7.	Berkshire New York Access, Inc.	New York Corporation	Berkshire Cellular, Inc.	100%	Y
8.	Berkshire Telephone Corporation	New York Corporation	Consolidated Communications, Inc.	100%	N
9.	C&E Communications, Ltd.	New York Corporation	Chautauqua and Erie Telephone Corporation	100%	Y
10.	Chautauqua & Erie Communications, Inc.	New York Corporation	Chautauqua and Erie Telephone Corporation	100%	N
11.	Chautauqua and Erie Telephone Corporation	New York Corporation	Consolidated Communications, Inc.	100%	N

5

Loan Party #	Legal Name	Type of Entity	Record Owner	% Owned	Loan Party (Y/N)
12.	Consolidated Communications Enterprise Services, Inc.	Delaware Corporation	Consolidated Communications, Inc.	100%	N
13.	Consolidated Communications Finance III Co.	Delaware Corporation	Consolidated Communications, Inc.	100%	Y
14.	Consolidated Communications of California Company	California Corporation	Consolidated Communications, Inc.	100%	N
15.	Consolidated Communications of Central Illinois Company	Illinois Corporation	Consolidated Communications, Inc.	100%	N
16.	Consolidated Communications of Colorado Company	Delaware Corporation	Consolidated Communications, Inc.	100%	N
17.	Consolidated Communications of Florida Company	Florida Corporation	St. Joe Communications, Inc.	100%	N
18.	Consolidated Communications of Illinois Company	Illinois Corporation	Consolidated Communications, Inc.	100%	N
19.	Consolidated Communications of Kansas Company	Kansas Corporation	Consolidated Communications, Inc.	100%	N
20.	Consolidated Communications of Maine Company	Maine Corporation	Consolidated Communications, Inc.	100%	N
21.	Consolidated Communications of Minnesota Company	Minnesota Corporation	Consolidated Communications, Inc.	100%	Y
22.	Consolidated Communications of Missouri Company	Missouri Corporation	Consolidated Communications, Inc.	100%	Y
23.	Consolidated Communications of New York Company, LLC	Delaware Limited Liability Company	Consolidated Communications, Inc.	100%	N

6

Loan Party #	Legal Name	Type of Entity	Record Owner	% Owned	Loan Party (Y/N)
24.	Consolidated Communications of Northern New England Company, LLC	Delaware Limited Liability Company	Consolidated Communications, Inc.	100%	N
25.	Consolidated Communications of Northland Company	Delaware corporation	Consolidated Communications, Inc.	100%	N
26.	Consolidated Communications of Ohio Company, LLC	Delaware Limited Liability Company	Consolidated Communications, Inc.	100%	Y
27.	Consolidated Communications of Oklahoma Company	Oklahoma Corporation	Consolidated Communications, Inc.	100%	Y
28.	Consolidated Communications of Pennsylvania Company, LLC	Delaware Limited Liability Company	Consolidated Communications Enterprise Services, Inc.	100%	N
29.	Consolidated Communications of Texas Company	Texas Corporation	Consolidated Communications, Inc.	100%	Y
30.	Consolidated Communications of Vermont Company, LLC	Delaware Limited Liability Company	Consolidated Communications of Northern New England Company, LLC	100%	N
31.	FairPoint Business Services LLC	Delaware Limited Liability Company	Consolidated Communications Enterprise Services, Inc.	100%	Y
32.	St. Joe Communications, Inc.	Florida Corporation	Consolidated Communications, Inc.	100%	N
33.	Taconic Technology Corp.	New York Corporation	Taconic Telephone Corp.	100%	Y
34.	Taconic Telcom Corp.	New York Corporation	Taconic Telephone Corp.	100%	N
35.	Taconic Telephone Corp.	New York Corporation	Consolidated Communications, Inc.	100%	N

7

Schedule 3.12

ERISA Matters

None.

8

Schedule 3.13

(a) Facilities / Properties Not in Compliance with Environmental Laws

None.

(b) Environmental Claims

None.

(c) Hazardous Materials

None.

(e) Sites listed for Clean-up/Investigation

None.

9

Schedule 3.22

Consents

None.

10

Schedule 6.03(c)

Other Businesses

None.

11

Schedule 6.08(v)

Existing Affiliate Transactions

None.

12

Schedule 6.09(iii)

Existing Restrictions

None.

13